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                               Mr. Philip Pilevsky
                              Philips International
                                417 Fifth Avenue
                            New York, New York 10016



                                                              ______, 1997

Philips International Realty
417 Fifth Avenue
New York, New York 10016
Attention:  Louis J. Petra,
            President

         Re:  SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

     The undersigned, Philip Pilevsky (hereinafter referred to as the "Subscriber"), hereby subscribes for and agrees to acquire on the terms and conditions set forth below, 10,660 shares of Common Stock, $.01 par value per share (the "Common Stock" or the "Shares"), of Philips International Realty Corp., a Maryland corporation (the "Corporation"), for a purchase price of $50.00 per share. The aggregate purchase price of $533,000.00 shall be paid in immediately available funds to the Corporation upon the closing of the transaction.

     1. Representations and Warranties of the Subscriber. The Subscriber, by signing this Subscription Agreement, hereby represents and warrants to the Corporation as follows, such representations and warranties to survive receipt of the Shares:

     (a) The Subscriber has the legal capacity to enter into and perform this Agreement.

     (b) The Corporation has provided the Subscriber with (i) a copy of the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation"), (ii) a copy of the Amended and Restated By-laws of the Corporation (the "By-laws") and (iii) certain other written materials, including the Proxy Statement/Prospectus of National Properties Investment Trust and the Corporation, dated _________, 1997 (collectively, the "Research Materials"). The Subscriber has received and carefully reviewed the Research Materials in connection with the issuance of its Shares.

     (c) The Subscriber hereby acknowledges that, except for the documents described in clauses (i) through (iii) of paragraph (b) above, which the Corporation has


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provided to it and has represented to be complete and accurate, no representation has been made to it regarding the completeness or accuracy of any written materials provided by the Corporation relating to the Corporation, the issuance of the Shares and any other matters relating to the Subscriber's investment in the Corporation;

     (d) The Corporation has answered all inquiries that the Subscriber has put to it relating to the Research Materials and the Subscriber has been afforded the opportunity to obtain any additional information, to the extent the Corporation possessed such information or was able to acquire it without unreasonable effort or expense, necessary (i) to verify the accuracy of the information set forth in the Research Materials and (ii) to evaluate the merits and risks of purchasing the Shares;

     (e) The Subscriber has reviewed and understands the various risks of an investment in the Shares and in making such investment has relied upon such independent investigation and evaluation of the Research Materials as it has deemed necessary to make an informed decision to purchase the Shares;

     (f) The Subscriber represents that it is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Act");

     (g) The Subscriber understands and acknowledges that: it may not be able to resell readily any of the Shares purchased hereunder, because (i) there may be no public market for any of such Shares; (ii) none of such Shares has been registered under the Act and, therefore, such Shares can only be resold if they are subsequently registered under the Act or an exemption from such registration is available; and (iii) the Corporation has not agreed to register any of such Shares for resale under the Act. No aspect of this Agreement has been reviewed by the Securities and Exchange Commission or the securities regulatory authorities of any state;

     (h) The Subscriber is acquiring the Shares for its own account and not on behalf of other persons, for investment purposes, and not with a view to distribution or resale to others; the Subscriber is not participating, directly or indirectly, in an underwriting of any such distribution or other transfer of the Shares; and the Subscriber understands that the Corporation is relying upon the truth and accuracy of this representation and warranty; and

     (i) The Subscriber acknowledges that the statements and representations made by it in this Subscription Agreement have been relied upon by the Corporation in entering into this Agreement.

     2. Representations and Warranties of the Corporation. The Corporation represents and warrants to the Subscriber that, as of the date hereof:

     (a) The Corporation is duly organized and existing under the laws of Maryland and is in good standing under such laws. The Corporation has all requisite



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power and authority to engage in its business. The copy of the Articles of
Incorporation and By-Laws provided to Subscriber constitute true, correct and complete versions of the Articles of Incorporation and By-Laws as of the date hereof;

     (b) The Corporation has all requisite power and authority to execute and deliver this Subscription Agreement and to carry out and perform its obligations under the terms thereof and hereof; and

     (c) All actions on the part of the directors and the officers of the Corporation necessary for the authorization, execution and delivery of this Subscription Agreement have been taken. This Agreement, when duly executed and delivered will represent the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject to the effects of any applicable bankruptcy and insolvency laws and general principles of equity.

     3. Miscellaneous. (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, to the Subscriber or to the Corporation at the respective addresses set forth herein, and shall be deemed to have been given or delivered on the date of the by-hand delivery, the day after receipt by such courier or four (4) days after such mailing.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (c) This Agreement constitutes the entire agreement between the Subscriber and the Corporation with respect to the subject matter hereof, and may be amended only by a writing executed by the party to be bound thereby. Neither this Agreement nor any of the Subscriber's rights hereunder may be transferred or otherwise assigned hereunder.

     (d) Unless this Agreement ceases to be effective, the Subscriber's obligations hereunder shall not be terminated upon the occurrence of any event (whether by operation of law or otherwise), and this Agreement (including the representations and warranties contained herein) shall be binding upon the Subscriber's successors, legal representatives, heirs and distributees.

     (e) If requested at any time by the Corporation, the Subscriber will promptly supply such information regarding itself as may be necessary for inclusion in any registration, qualification, application or other filing to be made at any time hereafter on the Corporation's behalf. The Subscriber shall furnish such information to the Corporation as the Corporation shall deem necessary to satisfy itself that the Subscriber may legally enter into this Subscription Agreement.


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     (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4. Compliance with Applicable Law. The Subscriber understands and agrees that it will not sell, assign, transfer, pledge or otherwise dispose of any of the Shares except in compliance with all conditions on transfer imposed by the Articles of Incorporation, the Act, and "Blue Sky" or securities laws of any state. The Subscriber further agrees that it will be fully responsible for compliance with all such conditions and that the certificates representing the Shares will carry a legend restricting transfer.

     5. Execution of Other Documents. The Subscriber agrees that it will execute such other documents as may be necessary to complete the transactions contemplated hereby, and it agrees to be bound by all of the terms and provisions of any such documents and to perform all of its obligations thereunder with respect to the Shares being purchased.

     6. No Commission. The Subscriber represents and warrants that no sales commission is due to any person in connection with its purchase of the Shares.


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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth on the signature page hereto.




                                                     -------------------------
                                                          Philip Pilevsky


Agreement accepted as
of  _____, 1997

PHILIPS INTERNATIONAL REALTY CORP.


By:_________________________________
    Name:
    Title:






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                         Annex to Subscription Agreement



Class of                                                Total Purchase
Shares      Number of Shares     Price Per Share            Price
------      ----------------     ---------------            -----

Common           10,660             X   $50.00     =      $533,000.00
Stock





Name & Address of Subscriber:

Philip Pilevsky
c/o Philips International
417 Fifth Avenue
New York, New York 10016






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